EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
     South Texas Acute Trauma Physicians, P.A.:

We consent to the use of our report included herein on the financial statements of South Texas Acute Trauma Physicians, P.A. as of August 31, 1994 and December 31, 1993, and for eight months ended August 31, 1994 and the year ended December 31, 1993. We also consent to the references to our firm under the heading "Experts" in the Prospectus.


                                                        /s/KPMG PEAT MARWICK LLP
                                                           KPMG PEAT MARWICK LLP
Houston, Texas
August 29, 1996